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                                                                       Exhibit 5

                                  [LETTERHEAD]




                                           May 28, 1999


Repligen Corporation
117 Fourth Avenue
Needham, Massachusetts 02194

         Re:      S-3 REGISTRATION STATEMENT

Ladies and Gentlemen:

         We are counsel to Repligen Corporaton, a Delaware corporation (the "Company"), and have represented the Company in connection with the preparation and filing of the Company's Form S-3 Registration Statement (the "Registration Statement"), covering the sale to the public of up to 3,600,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), being sold by certain selling stockholders of the Company set forth in the Registration Statement.

         We have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that we have deemed necessary or appropriate.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold in accordance with the terms of the Registration Statement, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Prospectus contained in the Registration Statement under the caption "Legal Matters."

                                            Very truly yours,


                                             /s/ Testa, Hurwitz & Thibeault, LLP
                                            -------------------------------
                                            TESTA, HURWITZ & THIBEAULT, LLP